United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2013

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2013, MGE Energy, Inc. (MGEE) entered into an amendment to its existing credit agreement dated as of July 30, 2010, with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, and Madison Gas and Electric Company (MGE) entered into an amendment to its existing credit agreement dated as of July 30, 2010, with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent. See "Credit Facilities" in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in MGEE and MGE's annual report on Form 10-K for the year ended December 31, 2012, for additional information regarding the existing credit agreements.

In the case of MGEE, the principal purposes of the amendment are to increase the revolving credit facility to $50 million from $40 million and to extend the expiration date of the credit agreement to July 31, 2017, from July 31, 2015. In the case of MGE, the principal purposes of the amendment are to increase the revolving credit facility to $100 million from $75 million and to extend the expiration date of the credit agreement to July 31, 2017, from July 31, 2015. In addition, both amendments lowered the adders used in the determination of the interest rates under the existing credit agreements. As a result of the amendments, the existing credit agreements for both of MGEE and MGE carry interest at either:

•

A "floating rate," plus an adder ranging from zero to 0.125%, depending upon the credit ratings assigned to MGE's senior unsecured long-term debt securities. The "floating rate" is calculated on a daily basis as the highest of a prime rate, a Federal Funds effective rate plus 0.5% per annum, or a Eurodollar Rate for a one-month interest period plus 1%; or

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A "Eurodollar Rate," plus an adder ranging from 0.675% to 1.125%, depending upon the credit ratings assigned to MGE's senior unsecured long-term debt securities. The "Eurodollar Rate" is calculated as provided in the credit agreements for the selected interest period.

Interest based upon a floating rate is payable monthly. Interest based upon a Eurodollar Rate is payable on the last day of the selected interest period, unless that interest period exceeds three months, in which case it is also payable on the three-month anniversary of the first day of the selected interest period.

Copies of the amendments are filed as exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 19, 2013, MGEE and MGE entered into amendments to their existing revolving credit facilities that, among other things, increased the commitments of the lenders under those facilities to $50 million and $100 million, respectively. See Item 1.01 above for more information.

* * * * *

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Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by MGEE and MGE include those factors discussed herein, as well as the items discussed in MGEE and MGE's 2012 Annual Report on Form 10-K, Part I, ITEM 1A. Risk Factors, and other factors discussed in filings made by MGEE and MGE with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Neither MGEE nor MGE undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired: None

(b)

Pro forma financial information: None

(c)

Shell company transactions: None

(d)

Exhibits.

Exhibit No.	Description
10.1

Third Amendment dated as of June 19, 2013, to Credit Agreement dated as of July 30, 2010, among MGE Energy, Inc., as Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Third Amendment dated as of June 19, 2013, to Credit Agreement dated as of July 30, 2010, among Madison Gas and Electric Company, as Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: June 21, 2013	/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President, Chief Financial Officer, Secretary and Treasurer

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MGE Energy, Inc.

Exhibit Index to Form 8-K

Dated June 19, 2013

8-K Exhibit No.	Description
10.1

Third Amendment dated as of June 19, 2013, to the Credit Agreement dated as of July 30, 2010, among MGE Energy Inc., as Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

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Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated June 19, 2013

8-K Exhibit No.	Description
10.2

Third Amendment dated as of June 19, 2013, to the Credit Agreement dated as of July 30, 2010, among Madison Gas and Electric Company, as Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

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